EXHIBIT 99.2

Campus Labs, LLC

Unaudited Financial Statements

Six Months Ended June 30, 2012 and 2011

CAMPUS LABS, LLC
Table of Contents

Page(s)

Financial Statements (unaudited):

Condensed Statements of Financial Position	2

Condensed Statements of Operations and Changes in Members' Deficit	3

Condensed Statements of Cash Flows	4

Notes to Financial Statements	5-7

CAMPUS LABS, LLC
Condensed Statements of Financial Position
(In thousands)
(unaudited)

	December 31, 2011	June 30, 2012
Assets
Current assets:
Cash and cash equivalents	$155	$213
Accounts receivable	949	1,771
Prepaid expenses	40	65
Total current assets	1,144	2,049
Property and equipment, net	563	600
Intangible assets, net	2,980	2,995
Other assets, net	28	25
Goodwill	742	742
Total assets	$5,457	$6,411

Liabilities and Members' deficit
Current liabilities:
Line of credit and current portion of long-term debt	$578	$1,324
Current portion of contingent earn-out payable	522	470
Accounts payable	152	146
Accrued payroll	214	311
Deferred revenue	3,621	3,943
Other accrued expenses	202	210
Total current liabilities	5,289	6,404
Long-term debt	1,516	1,356
Deferred revenue	189	112
Contingent earn-out payable	712	651
Total liabilities	7,706	8,523
Commitments and Contingencies (Note 5)

Members' deficit	(2,249)	(2,112)
Total liabilities and members' deficit	$5,457	$6,411

The accompanying notes are an integral part of these unaudited condensed financial statements.

CAMPUS LABS, LLC
Condensed Statements of Operations and Changes In Members' Deficit
(In thousands)
(unaudited)

	Six Months Ended
	June 30, 2011	June 30, 2012
Revenue	$3,033	$4,376
Cost of revenue	1,313	1,408
Gross margin	1,720	2,968

Operating expenses:
Selling, general and administrative	1,521	2,141
Product development	830	543
Total operating expenses	2,351	2,684
Income (loss) from operations	(631)	284
Interest expense	(163)	(147)
Net income (loss)	(794)	137

Members' deficit
Beginning of period	(1,104)	(2,249)
End of period	$(1,898)	$(2,112)

The accompanying notes are an integral part of these unaudited condensed financial statements.

CAMPUS LABS, LLC
Condensed Statements of Cash Flows
(In thousands)
(unaudited)

	Six Months Ended
	June 30, 2011	June 30, 2012
Cash flows from operating activities:
Net cash provided by operating activities	$870	$189

Cash flows from investing activities:
Capitalization of internal use software	-	(429)
Acquisition of property and equipment	(126)	(90)
Net cash used in investing activities	(126)	(519)

Cash flows from financing activities:
Net (repayments) borrowings on line of credit	(641)	749
Repayments of long-term debt	-	(163)
Contingent earn-out payments	(44)	(198)
Repayment of capital lease	(5)	-
Net cash provided by (used in) financing activities	(690)	388

Net change in cash and cash equivalents	54	58

Cash and cash equivalents
Beginning of year	-	155

End of year	$54	$213

The accompanying notes are an integral part of these unaudited condensed financial statements.

Campus Labs, LLC
Notes to Financial Statements
Six Months Ended June 30, 2012
(unaudited)
(all amounts in thousands)

1. Organization

In 2001, Campus Labs, LLC (the “Company” or “Campus Labs”), formerly Student Voice, was formed with to develop software that would enable higher education institutions to collect information from students that could be used to impact educational programs and services. Campus Labs offers specialized, comprehensive assessment programs that combine data collection, reporting, organization, and campus-wide integration for higher education institutions.

2. Significant Accounting Policies

Basis of Presentation and Consolidation
The accompanying unaudited condensed financial statements and the related interim information contained within the notes to such condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, and the applicable rules of the Securities and Exchange Commission, or SEC, for interim information.

The unaudited condensed financial statements have been prepared on a consistent basis with the audited consolidated financial statements for the year ended December 31, 2011, and in the opinion of management, include all normal recurring adjustments that are necessary for the fair statement of our interim period results reported herein.  The December 31, 2011 condensed balance sheet data was derived from audited financial statements but does not include all disclosures required by GAAP.

The preparation of financial statements in conformity with GAAP requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from management’s estimates.

Recent Accounting Pronouncements
There was no accounting standards adopted during 2011 or during the six months ended June 30, 2012 which had a material impact on our financial position, results of operations or liquidity.  There are no new accounting standards issued which we expect to have a material impact on our financial position, results of operations, liquidity or disclosure.

3. Fair Value Measurements

Fair value is the exchange price that would be the amount received for an asset or paid to transfer a liability in an orderly transaction between market participants. In arriving at a fair value measurement, we use a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable.  The only asset or liability that is measured at fair value on a recurring basis is the liabilities related to contingent consideration agreements from prior business combinations.

The following table reflects the liabilities carried at fair value measured on a recurring basis (in thousands):

Level 3
Fair value at June 30, 2012
Liabilities:
Contingent consideration	$1,121

Fair value at December 31, 2011
Liabilities:
Contingent consideration	$1,234

A summary of the activity of the fair value of the liabilities using unobservable inputs (Level 3 Liabilities) for the six months ended June 30, 2012 is as follows (in thousands):

	Beginning Value of Level 3 Liabilities	Payments to Reduce Liability	Accretion of Value	Ending Fair Value of Level 3 Liabilities
Contingent consideration	$1,234	$(198)	$85	$1,121

The carrying amounts of our cash accounts receivable, accounts payable and accrued expenses, approximate fair value because of the short-term nature of these instruments.  The carrying amounts of our line of credit and note payable approximate fair value as there have been no significant changes in our credit risk or interest rate environment since we entered into these agreements.

3. Line Of Credit

The Company has a $1,500 line of credit with a bank bearing interest at the prime rate plus 0.5% (3.75% at June 30, 2012), of which $1,000 and $251 was outstanding as of June 30, 2012 and December 31, 2011, respectively. Outstanding borrowings are collateralized by substantially all of the Company’s assets and are guaranteed by certain officers.

4. Long-Term Debt

Long-term debt consists of a note payable to a bank requiring monthly interest-only payments through July 2011, followed by monthly installments of $35, including interest at 5.50%, from August 2011 through January 2017. The note is collateralized by substantially all of the Company’s assets and is guaranteed by certain officers.

Long-term debt consisted of the following at June 30, 2012:

Total	$1,680
Less: current portion	(324)
Non-current	$1,356

The line of credit and note payable contain financial covenants pertaining to the Company’s performance. Additionally, the Company has term loan availability of $600 for future equipment purchases and to fund acquisitions.

5. Commitments and Contingencies – Contingent Earn-Out Payable

Contingent earn-out payable consisted of the following at June 30, 2012:

Contingent earn-out payable due to Dataliant, based on renewals and growth, as defined by the agreement	$1,096
Contingent earn-out payable due to C-SYNC, based on renewals, growth and cross-sells, as defined by the agreement	25
1,121
Less: current portion	(470)
$651

6. Subsequent Events

On August 7, 2012, Eric Reich and Michael Weisman, as the members of Campus Labs, entered into an Asset Purchase Agreement with Higher One, Inc., to sell substantially all of the assets of Campus Labs for consideration consisting of (i) $37,280 in cash; (ii) warrants to purchase 150 shares of common stock of Higher One Holdings, Inc.; (iii) a potential earn out payment calculated by multiplying the amount of 2013 revenues for the acquired business in excess of $12,500, if any, by 3.5;  and (iv) the assumption of certain liabilities totalling approximately $650. The acquisition was completed on August 7, 2012 and Campus Labs, LLC was subsequently dissolved in September 2012.  The financial statements were approved by management and available for issuance as of October 23, 2012.  Management has evaluated subsequent events through this date.